UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

 U. S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 300, HOUSTON, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange
Common Stock, $.01 par value	USPH	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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  Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 19, 2026, U.S. Physical Therapy, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on and approved the three proposals described in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2026. Abstentions and broker non-votes were counted for purposes of determining the presence of a quorum.

The results are as follows:

Proposal 1 - Election of seven directors to serve until the next annual meeting of stockholders.

Nominees	Votes For	Votes Withheld
Christopher J. Reading	13,850,539	257,693
Dr. Bernard A. Harris, Jr.	13,260,431	847,801
Kathleen A. Gilmartin	13,294,742	813,490
Regg E. Swanson	13,271,683	836,549
Anne B. Motsenbocker	13,279,362	828,870
Michael G. Mayrsohn	13,765,568	342,664
Peter F. Minan	14,005,301	102,931

Proposal 2 - Advisory vote to approve named executive officer compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
13,203,434	894,885	9,913	494,670

Proposal 3 - Ratification of the appointment of Grant Thornton LLP. as our independent registered public accounting firm for year ending December 31, 2026.

Votes For	Votes Against	Votes Abstaining
14,475,354	126,323	1,225

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 19, 2026	By:	/s/ RICK BINSTEIN
Rick Binstein
EVP, General Counsel
(duly authorized officer and principal financial and accounting officer)